 Exhibit 10.1

SECOND AMENDMENT TO SECOND AMENDED
AND RESTATED CREDIT AGREEMENT

Second Amendment dated as of February 24, 2014 (this "Amendment") to the Second Amended and Restated Credit Agreement (as heretofore amended, the "Credit Agreement") dated as of November 25, 2008 among Kinro, Inc., an Ohio corporation ("Kinro"), and Lippert Components, Inc., a Delaware corporation ("Lippert"), the Lenders parties thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent and Lender and Wells Fargo Bank N.A. as Documentation Agent and Lender. Terms used herein as defined terms and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

WHEREAS, the parties hereto wish to amend the Credit Agreement as set forth in this Amendment to increase the amount of the facility, to extend the term thereof and to make certain other changes as of the Effective Date; and

WHEREAS, Kinro has been merged into Lippert, with Lippert as the surviving corporation;

NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1.     Amendments to Credit Agreement.

(a)     Revision of Certain Definitions.

(i)     The definition of "Borrower", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

"'Borrower' means Lippert Components, Inc., a Delaware corporation. Any reference herein to the 'Borrowers' shall be to the Borrower."

(ii)     The definition of "Consolidated Net Income", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

" 'Consolidated Net Income' means, for any period, the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding: (i) non-cash after-tax charges for the impairment of goodwill or other related intangibles; (ii) extraordinary gains or losses determined in accordance with GAAP; (iii) net earnings of any business entity (other than a direct or indirect Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest unless such net earnings shall have been received in the form of cash distributions; (iv) any portion of net earnings of any Subsidiary of the Company which for any reason is unavailable for distribution to the Company; (v) the cumulative effect of a change in accounting principles; and (vi) any and all gains and losses that would be categorized as other comprehensive income under GAAP."

(iii)     The definition of "Indebtedness", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

" 'Indebtedness' of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person (and excluding from the definition of Indebtedness leases of real or personal property which are not Capital Leases), (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than performance guaranties), and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor."

(iv)     The definition of "Libor Rate", as set forth in Section 1.01 of the Credit Agreement is revised so that it shall read as follows:

" 'LIBOR Rate means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 (or on any successor or substitute page of such Service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by JPMorgan Chase Bank, N.A. from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits in the approximate amount of principal outstanding on such date and for a maturity comparable to such Interest Period are offered by the principal London office of JPMorgan Chase Bank, N.A. in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period."

(v)     The definition of "Maturity Date", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

" 'Maturity Date' means January 1, 2019."

(vi)     The definition of "Minimum Debt Service Ratio", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

" 'Minimum Debt Service Ratio' means (i) EBITDA less (A) Capital Expenditures, (B) Excess Restricted Payments (made in the form of cash dividends), and (C) Cash Stock Buybacks that are not applied toward the lifetime dollar limitation therefor set forth in Section 6.07, divided by (ii) the current portion of Consolidated Indebtedness (as determined as of the last day of the period in issue) plus the Consolidated Interest Expense for the period in issue, each as determined on a Pro Forma Basis."

(vii)     The definition of "Obligations", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

" 'Obligations' means (a) the (i) principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans or the Letter of Credit Exposure, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to the Administrative Agent, the Lenders or the Issuing Bank, or that are otherwise payable to the Administrative Agent or the Lenders, under this Agreement and the other Loan Documents, (b) all other covenants, agreements, obligations and liabilities of the Borrower or any other Loan Party under or pursuant to this Agreement and the other Loan Documents, (c) unless otherwise agreed upon in writing by the Lenders, all obligations of the Borrower, monetary or otherwise, under each Interest Rate Hedging Agreement with a Lender, and (d) any other obligations not included in subclauses (a) through (c) that are defined as "Obligations" under the Pledge Agreement. Notwithstanding the foregoing, the definition of 'Obligations' shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor."

(viii)     The definition of "Permitted Loans and Investments", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

" 'Permitted Loans and Investments' means (i) subject to Section 6.04(f) hereof, investments, loans and advances by any Credit Party and any of its Subsidiaries in and to Wholly-Owned Subsidiaries; (ii) subject to compliance with Section 6.11(a) hereof, capital stock of the Company; (iii) investments in commercial paper and loan participations maturing within 270 days from the date of acquisition thereof having, at such date of acquisition, a rating of A-1 or P-1 or better from Standard & Poor's Corporation, Moody's Investors Service, Inc. or by another nationally recognized credit rating agency; (iv) direct obligations of, or obligations the principal of or interest on which are unconditionally guaranteed by the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) (or by any other foreign government of equal or better credit quality), in each case maturing within one year from the date of acquisition thereof; (v) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank which is on the Federal Reserve Board's list of the top 50 bank holding companies (or is a subsidiary thereof); (vi) fully collateralized repurchase agreements, having terms of less than 90 days, for government obligations of the type specified in (iv) above with a commercial bank or trust company meeting the requirements of (v) above; and (vii) investments in addition to those permitted by clauses (i) through (vi) including acquisitions of the assets or stock or other securities of any Person, provided, however, that (x) the total consideration for any acquisition of the assets or stock or other securities of any one Person and its affiliates and subsidiaries shall not exceed $50,000,000 (determined, with respect to the aggregate amount paid for such acquisition, including estimated earn out payments, determined in accordance with GAAP), (y) any such acquisition which shall be in an amount of $20,000,000 or greater (determined with respect to the aggregate amount paid for such acquisition, including estimated earn-out payments, determined in accordance with GAAP) shall require the submission by the Borrowers, as a further condition of its being a part of the Permitted Loans and Investments, to the Administrative Agent of a (I) pro forma compliance certificate (addressing all financial covenants and demonstrating that after giving effect to such acquisition the calculation of the Maximum Leverage Ratio will not exceed 2.25 to 1.00) and in form and substance consistent with historical reporting not less than fourteen days prior to the closing thereof, and (II) compliance certificate (addressing all financial covenants and demonstrating that after giving effect to any earn-out payment in excess of $2,000,000 with respect to such acquisition the calculation of the Maximum Leverage Ratio will not exceed 2.25 to 1.00) and in form and substance consistent with historical reporting not less than fourteen days prior to the making of any such earn-out payment, and (z) any acquisitions not satisfying this proviso all or in part shall be deemed in their entirety not to be Permitted Loans and Investments."

(ix)     The definition of "Pro Forma Basis", as set forth in Section 1.01 of the Credit Agreement, is revised so that it shall read as follows:

" 'Pro Forma Basis' shall mean, for the determination of "EBITDA", "Consolidated Indebtedness", "Capital Expenditures", "Consolidated Interest Expense," and "Total Senior Debt" for any period of four consecutive fiscal quarters or twelve calendar months of the Company or as of the relevant reporting date, as the case may be, for purposes of calculating the Maximum Leverage Ratio and the Minimum Debt Service Ratio, that such determinations shall be made on the assumptions that (a) each Wholly-Owned Subsidiary that was acquired by a Credit Party during such period from a Person that was not an Affiliate of a Credit Party and each disposition during such period of any Person that ceases to be a Wholly-Owned Subsidiary upon such disposition, occurred on the first day of such period, and (b) all Indebtedness incurred or paid (or to be incurred or paid) by all such Persons in connection with all such transactions (x) was incurred or paid on the first day of such period, as the case may be, and (y) if incurred, was outstanding in full at all times during such period and had in effect at all times during such period (or any portion of such period during which such Indebtedness was not actually outstanding) an interest rate equal to the interest rate in effect on the date of the actual incurrence thereof (regardless of whether such interest rate is a floating rate or would otherwise change over time by reference to a formula or for any other reason)."

(b)     Addition of New Definitions.

(i)     A definition of "Cash Stock Buyback" is added to Section 1.01 of the Credit Agreement, which shall read as follows:

" 'Cash Stock Buyback' shall mean any Company stock repurchases."

(ii)     A definition of "Commodity Exchange Act" is added to Section 1.01 of the Credit Agreement, which shall read as follows:

" 'Commodity Exchange Act' means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute."

(iii)     A definition of "Designated Persons" is added to Section 1.01 of the Credit Agreement, which shall read as follows:

" 'Designated Persons' means a person or entity: (i) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order; (ii) named as a "Specially Designated National and Blocked Person" ("SDN") on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or is otherwise the subject of any Sanctions Laws and Regulations; or (iii) in which an entity or person on the SDN list has 50% or greater ownership interest or that is otherwise controlled by an SDN."

(iv)     A definition of "Excess Restricted Payments" is added to Section 1.01 of the Credit Agreement, which shall read as follows:

" 'Excess Restricted Payments' means an amount, which shall not be less than zero, that shall be equal to the Restricted Payments made in cash during the current fiscal quarter reduced by the Excess Cash as of the last day of the most recent fiscal quarter then ended."

(v)     A definition of "Excess Cash" is added to Section 1.01 of the Credit Agreement, which shall read as follows:

" 'Excess Cash' means an amount, which shall not be less than zero, that shall be equal to the cash on hand on the last day of the most recent fiscal quarter then ended, less $2,000,000."

(vi)     A definition of "Excess Liquidity" is added to Section 1.01 of the Credit Agreement, which shall read as follows:

" 'Excess Liquidity' means the sum of the cash and marketable securities plus the amount of the unused Revolving Credit Commitment."

(vii)     A definition of "Excluded Swap Obligations" is added to Section 1.01 of the Credit Agreement, which shall read as follows:

" 'Excluded Swap Obligation' means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of , or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a "financial entity," as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Subsidiary Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal."

(viii)     A definition of "Sanctions Laws and Regulations" is added to Section 1.01 of the Credit Agreement, which shall read as follows:

" 'Sanctions Laws and Regulations' means any sanctions, prohibitions or requirements imposed by any executive order (an "Executive Order") or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control ("OFAC")."

(ix)     A definition of "Swap Obligation" is added to Section 1.01 of the credit Agreement, which shall read as follows:

" 'Swap Obligation' means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act."

(c)     Deletion of Definition.

(i)     The definition of "Page" as set forth in Section 1.01 of the Credit Agreement is deleted.

(d)     Increase in Revolving Credit Commitments. The first sentence of Section 2.06A of the Credit Agreement is revised so that it shall read as follows:

"At any time, during the Availability Period immediately following the Restatement Effective Date and so long as no Event of Default has occurred and is continuing, the Borrower shall have the right, exercisable from time to time, to request an increase in the aggregate amount of the Revolving Credit Commitments by an amount not to be less than $5,000,000 (or, if less, the aggregate increase remaining available under this Section 2.06A) (and which requested increase, when aggregated with any other increases in the Revolving Credit Commitments theretofore granted under this Section, shall not exceed $25,000,000) by providing written notice to the Administrative Agent at least 45 days prior to the proposed effective date of such increase, which notice shall be irrevocable once given."

(e)     Revision of Interest Rate Provision. Section 2.11(a) of the Credit Agreement is revised so that it shall read as follows:

"(a) The Loans comprising each CB Floating Rate Borrowing shall bear interest at the CB Floating Rate plus or minus the Applicable Rate Margin."

(f)     Addition of Representation and Warranty. Article III of the Credit Agreement is revised by adding a new Section 3.18 thereto, which shall read as follows:

"SECTION 3.18 Sanctions Laws and Regulations.

None of the Borrower or any other Credit Party, or to the knowledge of the Borrower, any of its or their directors, officers, or other agents acting or benefiting in any capacity in connection with the extension of credit or other financial accommodations made available by the Lenders is a Designated Person."

(g)     Addition of Negative Covenant. Article VI of the Credit Agreement is revised by adding a new Section 6.14 thereto, which shall read as follows:

"SECTION 6.14 Sanction Laws and Regulations.

(i)     The Borrower shall not, directly or indirectly, use the proceeds of the facility evidenced by this Agreement, to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations , or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

(ii)     None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations."

(h)     Revision of Negative Covenant.

(i)     Revision of Restricted Payments Limitation. Section 6.07 of the Credit Agreement is revised so that it shall read as follows:

"No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, make or pay, or agree to declare, make or pay or incur any liability to make or pay, or cause or permit to be declared, made or paid, or set aside any sum or property to declare, make or pay any Restricted Payment, other than (a) cash dividends (or distributions, in the case of partnerships) from Subsidiaries of the Company to the Company, (b) acquisitions or purchases by the Company or any of its Subsidiaries of capital stock of any Subsidiary or capital contributions made by the Company or any of its Subsidiaries to a Subsidiary, (c) Cash Stock Buybacks, which shall be limited to $55,000,000 in the aggregate (inclusive of Cash Stock Buybacks effected on or after February 24, 2014) (provided that, that the Borrowers shall have the option, exercisable by notice to the Agent from time to time made within 60 days after a Cash Stock Buyback, to exclude a Cash Stock Buyback from such lifetime dollar limitation) and (d) to the extent not covered by the foregoing clauses (a) (b) and (c), any other Restricted Payments made by the Company; provided that the Company may make Restricted Payments in the form of a cash stock dividend/and or Cash Stock Buybacks in any fiscal year (but not more than one Restricted Payment in the form of a cash stock dividend to occur in any fiscal year) and may make such Restricted Payments only if, after giving effect to such Restricted Payments, its Excess Liquidity determined on a pro forma basis would not be less than $20,000,000; and provided, further, that each of the following conditions is also satisfied at the time of making any such Restricted Payment and after giving effect thereto:

(i)     no Default or Event of Default has occurred and is continuing; and

(ii)    without limiting the generality of (i), the Company and its Subsidiaries are and would continue to be in compliance with Section 6.11(c) hereof."

(i)     Address for Notice to Borrower etc. Sections 9.01(a), (b), (c) and (d) of the Credit Agreement are revised so that they shall read as follows:

"(a) if to the Borrower, to the Borrower c/o the Company at: 3501 County Road 6 East, Elkhart, Indiana 46514, Attention of Joseph S. Giordano III (Telecopy No. 574-535-1125);"

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Bank Services Group, 10 S. Dearborn, Chicago, IL 60605, Attention of Robin Bailey (Telecopy No. (312) 385-7097), with copies to JPMorgan Chase Bank, N.A., 106 Corporate Park Drive, White Plains, New York 10604, Attention of Vy Nguyen (Telecopy No. (914) 251-0708);

(c) if to the Issuing Bank, to JPMorgan Chase Bank, N.A., 106 Corporate Park Drive, White Plains, New York 10604, Attention of Vy Nguyen (Telecopy No. (914) 251-0708);

(d) if to the Documentation Agent, to Wells Fargo Bank, N.A., 50 Main Street, 5th Floor, White Plains, NY 10606, Attention of Melinda A.White (Telecopy No. 914-681-8755); and"

(j)     Interest Rate Margins. Schedule 1.01-1 to the Credit Agreement is revised so that it shall read as follows:

"SCHEDULE 1.01-1
General Margins
CB Floating Rate Loans:	Eurodollar Loans:
1. If on the date of Borrowing, conversion or the first day of a new Interest Period for a CB Floating Rate Loan:	2. If on the date of Borrowing, conversion or the first day of a new Interest Period for a Eurodollar Loan:
(i) the Maximum Leverage Ratio is not less than 1.00 to 1, the General Margin shall be minus 0.75%; or	(i) the Maximum Leverage Ratio is not less than 1.00 to 1, the General Margin shall be 2.00%; or
(ii) the Maximum Leverage Ratio is less than 1.00 to 1, the General Margin shall be minus 1.00%.	(ii) the Maximum Leverage Ratio is less than 1.00 to 1, the General Margin shall be 1.75%."

(k)     List of Subsidiary Guarantors. Schedule 1.01-2 to the Credit Agreement is revised so that it shall read as follows:

"SCHEDULE 1.01-2
Name of Subsidiary Guarantor	State of Organization
1. Lippert Components Manufacturing, Inc.	Delaware
2. Kinro Texas, Inc.	Texas
3. Zieman Manufacturing Company	California
4. KM Realty, LLC	Indiana
5. KM Realty II, LLC	Indiana
6. LCM Realty, LLC	Indiana
7. LCM Realty II, LLC	Indiana
8. LCM Realty III, LLC	Indiana
9. LCM Realty IV, LLC	Indiana
10. LCM Realty V, LLC	Michigan
11. LCM Realty VI, LLC	Indiana
12. LCM Realty VII, LLC	Indiana
13. Lippert Components International Sales, Inc.	Delaware

(l)     Revolving Credit Commitments. Schedule 2.01 to the Credit Agreement is revised so that it shall read as follows:

"SCHEDULE 2.01

Lender	Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$45,000,000
Wells Fargo Bank, N.A.	$30,000,000
TOTAL	$75,000,000

The Revolving Credit Commitments shall become zero on the Maturity Date."

2.     Conditions to Effectiveness. The obligations of the Lenders to make Loans under the Credit Agreement on or after the Effective Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement):

(a)     The Administrative Agent shall have received from each party hereto either: (i) an executed counterpart of: this Amendment, the Third Amended and Restated Subsidiary Guarantee Agreement dated as of the date hereof (the "Subsidiary Guarantee"), to the extent such party is a party thereto, the Third Amended and Restated Pledge and Security Agreement dated as of the date hereof (the "Pledge Agreement"), to the extent such party is a party thereto, the Third Amended and Restated Subordination Agreement dated as of the date hereof (the "Subordination Agreement"), to the extent such party is a party thereto, the Third Amended and Restated Company Guarantee Agreement ("the Company Guarantee"), to the extent such party is a party thereto, and the Consent, Waiver and Recognition Agreement (the "Consent"), to the extent such party is a party thereto (the Subsidiary Guarantee, the Pledge Agreement, the Subordination Agreement, the Company Guarantee and the Consent collectively, the "Restated Security Documents"), or (ii) written evidence satisfactory to the Administrative Agent (which may include a telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment and of the Restated Security Documents to which such party is a party.

(b)     The Borrower shall have paid to the Administrative Agent for the benefit of the Lenders a facility extension fee of $50,000 and a facility increase fee of $62,500, which fees shall be fully earned and nonrefundable and shall be shared by the Lenders pro rata based upon their respective Revolving Credit Commitments.

(c)     Each Lender shall have received a duly executed Amended and Restated Revolving Credit Note dated as of the Effective Date (each, a "Revolving Credit Note"), which Revolving Credit Note in the form of Exhibit A hereto in replacement of and in substitution for the Revolving Credit Note dated November 25, 2008 issued to such Lender under the Credit Agreement.

(d)     The Collateral Agent shall have received from Lippert a share certificate for (i) Kinro Texas, Inc. for 100 shares., with an executed blank stock power, and (ii) Lippert Components International Sales, Inc. for 5000 shares, with an executed blank stock power.

3.     Borrower's Representations and Warranties. The Borrower represents, warrants to, and agrees with the Lenders that:

(a)     Its execution and delivery of this Amendment and its performance hereof (i) is within its corporate powers, (ii) has been duly authorized by all necessary corporate, or other action, and (iii) does not contravene any law, rule or regulation applicable to it or violate or create a default under its organizational documents or any contractual provision binding on it or affecting it or any of its property;

(b)     This Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(c)     There is no Default or Event of Default nor would there by any Default or Event of Default after giving effect to this Amendment;

(d)     The Credit Agreement as hereby amended shall continue in full force and effect;

(e)     The Borrower has obtained any necessary consent to this Amendment under the Prudential Shelf Agreement; and

(f)     The following is a complete list of the Persons that have become Subsidiaries of the Company since the date of the Credit Agreement and are curently in existence, each of which is becoming an additional Credit Party and the equity interests in which are being pledged to the Collateral Agreement), all pursuant to the appropriate documentation, as of the date hereof: KM Realty, LLC, KM Realty II, LLC, LCM Realty, LLC, LCM Realty II, LLC, LCM Realty III, LLC, LCM Realty IV, LLC, LCM Realty VI, LLC, and LCM Realty VII, LLC, each an Indiana limited liability company, LCM Realty V, LLC, a Michigan limited liability company, Kinro Texas, Inc., a Texas corporation, and Lippert Components International Sales, Inc., a Delaware corporation. Each of Trailair, Inc., Kinro Manufacturing, Inc., Kinro Tennessee Limited Partnership, Kinro Holding, Inc., Kinro Texas Limited Partnership, Lippert Holding, Inc., Coil Clip, Inc., LD Realty, Inc., Lippert Tire & Axle, Inc., LTM Manufacturing LLC, Lippert Components Texas Limited Partnership, Lippert Tire & Axle Texas Limited Partnership and Lippert Tire & Axle Holding, Inc. has liquidated and distributed any assets to other Credit Parties. Kinro has been merged into Lippert, with Lippert as the surviving corporation. Lippert Components of Canada, Inc., a Canadian corporation is a Subsidiary but is not a Guarantor nor are its shares of stock pledged as Collateral.

4.     Credit Party Ratification. Each Credit Party hereby agrees that each Loan Document to which it is a party, in each case as its obligations thereunder may be affected by this Amendment, is hereby ratified and confirmed and shall continue in full force and effect.

5.     Further Assurances. Each Credit Party hereby further agrees to execute and deliver to the Administrative Agent such additional documentation and take such further actions as the Administrative Agent shall require further to effectuate the intent of this Amendment.

6.     Entire Agreement; No Waiver. This Amendment sets forth the entire agreement of the parties with respect to the subject hereof and shall not be deemed to be a waiver of any Default or Event of Default.

7.     Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York in effect from time to time applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules.

8.     Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

9.     Effective Date. Except as otherwise set forth herein, this Amendment shall be effective as of February 24, 2014 upon execution and delivery of a counterpart hereof by each Credit Party and by all of the Lenders and the Administrative Agent and upon receipt by the Administrative Agent of any fees due in respect of this Amendment.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto, each by its duly authorized officer, have executed this Amendment as of the date and year first set forth above.

LIPPERT COMPONENTS, INC.

By:
	Name:	Joseph S. Giordano III
	Title:	Vice President

DREW INDUSTRIES INCORPORATED

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

KINRO TEXAS, INC.

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

KM REALTY, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

KM REALTY II, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LIPPERT COMPONENTS MANUFACTURING, INC.

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LCM REALTY, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LCM REALTY, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LCM REALTY II, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LCM REALTY III, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LCM REALTY IV, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LCM REALTY V, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LCM REALTY VI, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LCM REALTY VII, LLC an Indiana limited liability company

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

ZIEMAN MANUFACTURING COMPANY

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

LIPPERT COMPONENTS INTERNATIONAL SALES, INC.

By:
	Name:	Joseph S. Giordano III
	Title:	CFO and Treasurer

JPMORGAN CHASE BANK, N.A., in its capacity as Lender, Administrative Agent, and Collateral Agent

By:
Name:
Title:

WELLS FARGO BANK, N.A., in its capacity as Documentation Agent and Lender

By:
Name:
Title: